As Filed With the Securities and Exchange Commission on August 8, 2007
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            AMERIWEST MINERALS CORP.
                 (Name of small business issuer in its charter)

          Nevada                            1000                  20-0266164
(State or Other Jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
     of Organization)              Classification Code)        Identification #)

                                                      Mr. S. Gerald Diakow
     AMERIWEST MINERALS CORP.                       Ameriwest Minerals Corp.
 5135 Camino Al Norte, Suite 250                 5135 Camino Al Norte, Suite 250
   North Las Vegas, NV  89031                        North Las Vegas, NV  89031
        (702) 974-0677                                   (702) 974-0677
  (Address and telephone of                      (Name, address and telephone
registrant's  executive office)                  number of agent for service)

                                   Copies to:
                           Law Office of Gary L. Blum
                               Gary L. Blum, Esq.
                         3278 Wilshire Blvd., Suite 603
                              Los Angeles, CA 90010
                               Tel: (213) 381-7450
                               Fax: (213) 384-1035

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
Securities to be    Amount To Be   Offering Price      Aggregate    Registration
  Registered         Registered      Per Share      Offering Price    Fee [1]
--------------------------------------------------------------------------------
Common Stock:        3,250,000         $ 0.02          $ 65,000        $ 1.99
================================================================================
[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

                            AMERIWEST MINERALS CORP.
                             SHARES OF COMMON STOCK
                                3,250,000 SHARES

Before this offering, there has been no public market for the common stock. Assuming we complete this offering, we will attempt to have the shares quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is no assurance that the shares will ever be quoted on the Bulletin Board. To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock. As of the date of this prospectus we have not made any arrangement with any market makers to quote our shares.

We are offering a total of 3,250,000 shares of common stock on a self-underwritten basis. The offering price is $0.02 per share. In the event that the shares are not sold within 90 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that the shares are not sold within the 90 days, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by our director. Our director will not receive any commissions or proceeds from the offering for selling the shares on our behalf.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 5.

                        Gross Proceeds        Proceeds to Us
                        --------------        --------------

     Per Share              $   0.02             $  0.02
     Total                  $ 65,000             $65,000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this prospectus is ______________________.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Summary of Prospectus                                                       3

Risk Factors                                                                5

Use of Proceeds                                                            11

Determination of Offering Price                                            12

Dilution of the Price You Pay for Your Shares                              13

Plan of Distribution; Terms of the Offering                                14

Organization Within Last Five Years                                        17

Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                                 29

Management                                                                 33

Executive Compensation                                                     34

Principal Shareholders                                                     35

Description of Securities                                                  36

Certain Transactions                                                       37

Litigation                                                                 38

Experts                                                                    38

Legal Matters                                                              38

Financial Statements                                                       38

                             SUMMARY OF OUR OFFERING

OUR BUSINESS

We were incorporated on May 30, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. Record title to the property upon which we intend to conduct exploration activities is held in our name. The property, Key 1-4 Mineral Claims, SW Goldfield Hills Area, Esmeralda County, Nevada, USA consists of approximately 83acres. We intend to explore for gold and silver deposits on the property.

There is substantial doubt that we can continue as an ongoing business for the next twelve months and we will have to suspend or cease operations within the next twelve months unless we raise funds in this offering.

In all probability the property we intend to explore does not contain any mineral reserves and therefore, any investment in this offering will probably be lost.

At the present, we have no full-time employees. Our sole officer and director will devote approximately 10% - 15% of his time or 4 to 6 hours per week to our operation.

There is no trading market for the shares being offered.

Our administrative office is located at 5135 Camino A1 Norte, Suite 250, North Las Vegas, NV 89031. Our fiscal year end is May 31.

Management or affiliates thereof will not purchase shares in this offering in order to reach the minimum.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered           3,250,000 shares of common stock, par value
                                   $0.001.

Offering price per share           $0.02

Offering period                    The shares are being offered for a period not
                                   to exceed 90 days, unless extended by our board of directors for an additional 90 days.

Proceeds to us                     $65,000

Use of proceeds                    We will use the proceeds to pay for
                                   professional fees, research and exploration.
                                   No proceeds from this offering will be used for offering expenses.

Number of shares outstanding
before the offering                3,000,000

Number of shares outstanding
after the offering if all of
the shares are sold                6,250,000

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                            As of May 31, 2007
                                            ------------------
                                                (Audited)
     BALANCE SHEET
     Total Assets                               $ 15,000
     Total Liabilities                          $    590
     Stockholders Equity                        $ 14,410

                                               May 30, 2007
                                              (Inception) to
                                               May 31, 2007
                                               ------------
                                                (Audited)
     INCOME STATEMENT
     Revenue                                    $     00
     Total Expenses                             $    590
     Net Loss - (Loss)                          $   (590)

                                  RISK FACTORS

An investment in our common stock involves substantial risks. You should consider carefully the following information about these risks, together with the financial and other information contained in this prospectus, before you decide whether to buy our common stock. If any of these risks actually occur our financial condition and results of operations would likely not permit us to continue to operate and our business could fail. In such case, you might lose all or part of your investment.

RISKS RELATED TO OUR PROPOSED BUSINESS

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS AND HAVE A LIMITED OPERATING HISTORY, THERE IS NO BASIS UPON WHICH YOU CAN EVALUATE OUR PROPOSED BUSINESS AND PROSPECTS.

We were incorporated under the name Ameriwest Minerals Corp. on May 30, 2007, and to date have been involved primarily in organizational activities and obtaining our mineral claims.

We have not begun the exploration of our subject claims, and there is no way to evaluate the likelihood of whether we will be able to operate our proposed business successfully.

If our business fails to develop in the manner we have anticipated, you will lose your investment in the shares.

AS A NEWLY FORMED MINERAL EXPLORATION COMPANY, WE ARE SUBJECT TO THE MANY RISKS AND UNFORESEEN EXPENSES AND PROBLEMS THAT NEWLY FORMED MINERAL EXPLORATION COMPANIES ENCOUNTER, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IN THE SHARES.

As a newly formed mineral exploration company, we are subject to all of the operating hazards and risks normally incident to exploring and developing mineral properties such as unusual rock formations, environmental pollution, personal injuries, industrial accidents, flooding, cave-ins, and periodic interruptions due to inclement weather. These risks can materially adversely affect our business and cause our business to fail. Furthermore, if we are unsuccessful in preparing for and/or addressing these risks, our business will be likely to fail and you will lose your entire investment in the shares.

Similar to other mineral exploration companies, we are also subject to many unforeseen risks and expenses incident to exploring and developing mineral properties such as delays in governmental or environmental permitting, changes in the legislation governing the mining industry that might alter our ability to conduct our operations as planned, the availability of reasonably priced insurance products, unexpected construction costs necessary to create and maintain the production facility, and normal fluctuations in the general markets for the minerals and/or metals to be produced. These risks and expenses, while beyond our control, can materially adversely affect our business and cause our business to fail. Furthermore, if these unforeseen costs and expenses exceed our current estimates, our business will be likely to fail and you will loose your entire investment in the shares.

AS A NEWLY FORMED MINERAL EXPLORATION COMPANY, WE WILL BE REQUIRED TO IMPLEMENT AND EXECUTE OUR PROPOSED BUSINESS, AND IF WE ARE UNABLE TO DO SO YOU WILL LOSE YOUR INVESTMENT IN THE SHARES.

New mineral exploration companies are traditionally subject to high rates of failure. We are no exception to this general trend and we can provide no assurances to investors that we will be able to generate any operating revenues or achieve profitable operations.

If we are unsuccessful in implementing exploration plans due to the problems, risks, or expenses previously mentioned above, our business will likely fail and you will lose your entire investment in the shares.

AS A NEWLY FORMED MINERAL EXPLORATION COMPANY, WE WILL BE REQUIRED TO ANTICIPATE AND HANDLE POTENTIAL GROWTH AND WE MAY NOT BE ABLE TO DO SO IN WHICH EVENT YOU WILL LOSE YOUR INVESTMENT IN THE SHARES.

If exploration of our subject claims proves successful, our potential for growth will place a significant strain on our technical, financial and managerial resources. We may have to implement new operational and financial systems and procedures, and controls to expand, train and manage employees and to coordinate our technical and accounting staffs, and if we fail to do so you will lose your investment in the shares.

BECAUSE OF THE LIMITED CAPITAL AVAILABLE TO US FOR THE FORESEEABLE FUTURE, WE MAY NOT HAVE SUFFICIENT CAPITAL TO IMPLEMENT OUR BUSINESS PLAN.

We are obligated to pay our operating expenses as they arise. If we sell our shares in this offering, we will incur legal and accounting expenses to comply with our reporting obligations to the SEC. If we fail to pay any of the forgoing, we may be forced to cease our business operations.

If we receive the proceeds of the sale of our shares, we will be able to fully implement our proposed business plan, and we anticipate that we will have sufficient funds to continue our proposed business operations for at least 12 months.

IF WE NEED TO RAISE ADDITIONAL FUNDS, THE FUNDS MAY NOT BE AVAILABLE WHEN WE NEED THEM. WE MAY BE REQUIRED TO PROVIDE RIGHTS SENIOR TO THE RIGHTS OF OUR SHAREHOLDERS IN ORDER TO ATTRACT ADDITIONAL FUNDS AND, IF WE USE EQUITY SECURITIES TO RAISE ADDITIONAL FUNDS DILUTION TO OUR SHAREHOLDERS MAY OCCUR.

To the extent that we require additional funds, we cannot assure you that additional financing will be available when needed on favorable terms or at all, and if the funds are not available when we need them, we may be forced to terminate our business. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced; and those equity securities issued to raise additional funds may have rights, preferences or privileges senior to those of the rights of the holders of our common stock.

IF WE FAIL TO MAKE REQUIRED PAYMENTS TO THE UNITED STATES DEPARTMENT OF THE INTERIOR, BUREAU OF LAND MANAGEMENT, WE WILL LOSE THE RIGHT TO THE SUBJECT CLAIMS.

In order to maintain our rights to the claims we must make timely payments to the United States Department of the Interior, Bureau of Land Management, and if we fail to do so we will lose our rights to the claims, and we may be forced to cease our business operations in which event you will lose your investment in the shares.

IF OUR EXPLORATION PROGRAM PROVIDES RESULTS INDICATING THAT COMMERCIALLY VIABLE GOLD OR SILVER DEPOSITS EXIST WITHIN THE SUBJECT CLAIMS, WE WILL BE REQUIRED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL IN ORDER TO ACHIEVE PRODUCTION AND GENERATE REVENUE FROM SUCH DEPOSITS, AND IF WE ARE UNABLE TO DO SO, OUR BUSINESS MAY FAIL AND YOU WILL LOSE YOUR ENTIRE INVESTMENT IN THE SHARES.

If the initial results of our exploration program are successful, we will require additional capital for the further exploration and possible production from any mineral deposits within the subject claims.

If we are unable to raise the additional capital, our business may fail and you will lose your entire investment in the shares. MOST, IF NOT ALL, OF OUR COMPETITION WILL BE FROM LARGER, WELL ESTABLISHED AND BETTER FINANCED COMPANIES, AND IF WE ARE UNABLE TO SUCCESSFULLY COMPETE WITH OTHER COMPANIES OUR BUSINESS WILL FAIL.

If we are able to implement our business operations, substantially all of our competitors will have greater financial resources, technical expertise and managerial capabilities than we do.

If we are unable to overcome such competitive disadvantages, we will be forced to cease our business operations and you will lose the investment in the shares.

WE CURRENTLY HAVE NO EMPLOYEES OTHER THAN OUR OFFICER, WE HAVE NO EMPLOYMENT AGREEMENT WITH OUR OFFICER, OUR OFFICER SERVES ON A PART-TIME BASIS, WE CANNOT PAY OUR OFFICER ANY COMPENSATION, AND IF OUR OFFICER WAS TO LEAVE OUR EMPLOY, OUR BUSINESS COULD FAIL.

Because our ability to engage in business is dependent upon, among other things, the personal efforts, abilities and business relationships of our officer, if our officer were to terminate employment with us or become unable to provide such services before a qualified successor, if any, could be found, our business could fail.

Our current officer does not provide full time services to us, and we will not have full-time management until such time, if ever, as we engage employees on a full-time basis.

We do not maintain "key person" insurance on our officer, and if our officer were to die or become disabled, we do not have any insurance benefits to defer the costs of seeking a replacement.

WE ARE HIGHLY DEPENDENT UPON OUR OFFICER, WE HAVE NO DEFINITIVE COMPENSATION AGREEMENTS WITH HIM, AND BECAUSE HE HAS INVOLVEMENT OR RELATIONS WITH OTHER BUSINESS, HE MAY HAVE A CONFLICT OF INTEREST.

Our officer does not work for us on a full-time basis and we have no definitive arrangement to compensate our officer or to engage him on a full-time basis. In the event that our officer resigns because of time restraints or financial reasons, the loss of his mining and exploration expertise could adversely affect our ability to carry on business and could reduce the value of your investment in the shares or even cause our business to fail.

Our officer relies on other business activities to support himself and he provides services and/or consulting work to other companies in the mineral exploration business. Such business activities may be considered a conflict of interest because he must continually make decisions on how much of his time will be allocated to our business as against his other business projects, which may be competitive, or where he will allocate new business opportunities.

WE MAY BE UNABLE TO ATTRACT OR RETAIN EMPLOYEES IN WHICH EVENT OUR BUSINESS COULD FAIL.

Competition for personnel in the junior mineral exploration industry is intense. Because of our limited resources, we may not be able to compensate our employees at the same level as our competitors. If we are unable to attract, retain and motivate skilled employees, our business could fail.

We cannot assure you that we will have the financial resources to hire full-time personnel when they are needed or that qualified personnel will then be available, and if we are unable to hire full-time personnel when they are needed, our business could fail.

AS A RESULT OF THE SPECULATIVE NATURE OF MINERAL PROPERTY EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY VIABLE MINERALS WILL BE FOUND AND OUR BUSINESS WILL FAIL.

Exploration for minerals is a speculative venture necessarily involving substantial risk. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined.

We can provide you with no assurance that our subject claims contain any commercially viable reserves.

THE EXPLORATION WORK THAT WE INTEND TO CONDUCT ON THE SUBJECT CLAIMS MAY NOT RESULT IN THE DISCOVERY OF COMMERCIAL QUANTITIES OF GOLD OR SILVER. EVEN IF COMMERCIAL QUALITIES OF GOLD OR SILVER ARE FOUND, WE MIGHT NOT BE ABLE TO EFFECTIVELY MINE THE GOLD BECAUSE OF THE LACK OF AVAILABLE TECHNOLOGY.

Problems, such as unusual and unexpected rock formations, environmental pollution, flooding, cave-ins, and industrial accidents, are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in the shares.

THERE ARE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, AND, AS A RESULT, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards and risks, such as cave-ins, environmental pollution liability, and personal injuries.

We may be unable or unwilling to obtain insurance against such hazards and risks. We currently have no insurance against the risks of mineral exploration, and we do not expect to obtain any such insurance in the foreseeable future.

If we were to incur such a hazard or risk, the costs of overcoming same may exceed our ability to do so, in which event we could be required to liquidate all our assets and you will lose your entire investment in the shares.

BECAUSE ACCESS TO OUR SUBJECT CLAIMS IS OFTEN RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN IMPLEMENTING OR CONTINUING WITH OUR EXPLORATION, AS WELL AS, WITH ANY FUTURE MINING EFFORTS.

Access to the subject claims may be hindered during the period between December and February of each year due to inclement weather conditions in the area. As a result, any attempts to visit, test, or explore the subject claims may be limited to when weather permits such activities.

These limitations can result in delays in our exploration efforts, as well as, any mining and production in the event that commercial amounts of minerals are found. Such delays could cause our business to fail and you would lose the entire investment in the shares.

AS WE UNDERTAKE EXPLORATION OF OUR SUBJECT CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE OF GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM.

There is much governmental regulation that materially affects the exploration of minerals. We will be subject to the mining laws and regulations of the State of Nevada and the United States.

We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with applicable law.

Our planned exploration program budgets provide amounts for anticipated regulatory compliance, however, there is a risk that the amounts budgeted may be inadequate due to errors, omissions or additional regulations, any one of which could prevent us from carrying out our exploration program.

MARKET FACTORS IN THE MINING BUSINESS ARE OUT OF OUR CONTROL. AS A RESULT, WE MAY NOT BE ABLE TO MARKET ANY MINERALS THAT MAY BE FOUND.

The mining industry, in general, is intensively competitive, and we are unable to provide any assurance that a ready market will exist for the sale of any gold, even if any quantity of gold or silver is discovered within the subject claims.

Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.

The exact effect of these factors cannot be accurately predicted, but the impact of any one or a combination thereof may result in our inability to generate any revenue, in which event you will lose your entire investment in the shares.

OUR INDEPENDENT AUDITOR HAS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements have been prepared on the assumption that we will continue as a going concern, but if we fail to continue as a going concern, you will lose your investment in the shares.

The report of our independent auditor refers to the substantial doubt as to our ability to continue as a going concern.

RISKS RELATED TO THIS OFFERING

WE HAVE ARBITRARILY DETERMINED THE OFFERING PRICE OF OUR SHARES AND YOU MAY NEVER BE ABLE TO RECOUP YOUR INVESTMENT IN OUR SHARES.

The public offering price for the shares was determined solely by us and bears no relationship to our book value, projected earnings, results of operations, net asset value or any other objective criterion of value.

THERE HAS NOT BEEN AND MAY NEVER BE A VIABLE PUBLIC MARKET FOR OUR COMMON STOCK, AND IF A VIABLE PUBLIC MARKET DOES NOT DEVELOP, YOU WILL NOT BE ABLE TO SELL YOUR SHARES EASILY, IF AT ALL.

There has not been a trading market for our shares, and we cannot predict the extent to which investor interest in our company will lead to the development of a trading market for our shares or how liquid that market might be.

If a trading market for our shares develops, the public offering price for the shares may not be indicative of prices that will prevail in such market. The market price of our common stock, if any, may decline below the public offering price.

IF ANY OF OUR SHARES WERE TO BECOME ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING, SAME CAN BE EXPECTED TO ADVERSELY AFFECT THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET, IF ONE DEVELOPS.

If a public market develops for our common stock, sales of significant amounts of our common stock in the public market or the perception that such sales will occur could materially adversely affect the market price of the common stock or our ability to raise capital through future offerings of equity securities.

None of the holders of our common stock have agreed, in writing or otherwise, to refrain from publicly selling their shares of our common stock when they are entitled to do so.

INVESTORS IN THE SHARES WILL INCUR SUBSTANTIAL IMMEDIATE DILUTION.

The public offering price of the shares is substantially higher than the net tangible book value per share of the shares immediately after the offering.

If you purchase our shares as part of this offering, you will incur immediate dilution of approximately $0.007 per share in the net tangible book value per share of common stock from the price you paid for the shares.

AFTER THE COMPLETION OF THIS OFFERING, THE PRESENT SHAREHOLDER WILL OWN OR CONTROL A LARGE BLOCK OF OUR OUTSTANDING STOCK AND WILL HAVE THE RIGHT TO EFFECTIVELY CONTROL THE COMPANY.

Following completion of this offering, our present shareholder will own or control approximately 48% of our outstanding common stock.

Our present shareholder may be able to influence the outcome of shareholder votes, including votes concerning the election of directors, amendments to our charter and bylaws, and the approval of significant corporate transactions such as a merger or sale of our assets. In addition, that controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.

WE HAVE NEVER PAID DIVIDENDS TO OUR SHAREHOLDERS, AND WE DO NOT ANTICIPATE THAT WE WILL PAY ANY DIVIDENDS TO OUR SHAREHOLDERS IN THE FORESEEABLE FUTURE.

Our future policy on payment of dividends will be determined by our Board of Directors based upon a consideration of our earnings, if any, our future capital needs and other relevant factors.

IF WE INCUR UNFORESEEN COSTS, EXPENSES OR PROBLEMS IN AND ARE FORCED TO DEVIATE FROM OUR INTENDED APPLICATION OF PROCEEDS OF THIS OFFERING TO SUSTAIN OUR PROPOSED EXPLORATION PROGRAMS, SUCH A RESULT MIGHT HAMPER OUR ABILITY TO SUCCEED IN THE IMPLEMENTATION OF OUR BUSINESS PLAN AND MAY CAUSE YOU TO LOSE YOUR INVESTMENT IN OUR SHARES.

We have identified our intended uses for the proceeds of this offering, and we expect to apply the proceeds in the manner identified. If we incur unexpected problems, costs and/or expenses in connection with the exploration and development of the subject claims, we might be forced to deviate from our intended plan for the intended uses for the proceeds of this offering and such a result might hamper our ability to succeed in the implementation of our business plan and may cause you to lose your investment in our shares.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis. The table below sets forth the use of the proceeds.

                                                 Sale of
                                                3,250,000
                                                  Shares
                                                  ------

     Offering Proceeds                           $ 65,000


The proceeds will be used as follows:

     First year Property Work Program            $ 57,000
     Professional Fees                           $  5,000
     Office Expenses                             $  3,000
     Totals                                      $ 65,000

The following table is the exploration work program, proposed for the first year:

     Phase 1 - prospecting, mapping, soil
     geochemistry and analysis                   $  8,500

     Phase 2 - Magnetometer and VLF
     electromagnetic, grid-controlled
     surveys & reports                           $  8,500

     Phase 3 - Induced polarization
     survey, hoe or bulldozer trenching,
     mapping and sampling.                       $ 40,000

     Total                                       $ 57,000

The cost of a qualified person to manage the program is included in the cost of the various programs. The geologist who is responsible for geological mapping will supervise and be part of the sampling and preliminary geophysical program. Sample analysis is the cost of analysis of soil samples to test for mineralization. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. We have had preliminary discussions with a geologist who knows the area well, regarding the supervision of the exploration program.

Professional fees are the costs related to accounting and legal fees primarily relating to filing of reports with the SEC unrelated to this public offering.

Office expenses are the costs related to operating our office. It is comprised of expenses for telephone service, mail, stationary, acquisition of office equipment and supplies.

No proceeds from the offering will be paid to officers and directors.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise a total of $65,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    our lack of operating history
     *    the proceeds to be raised by the offering
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
     *    our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of May 31, 2007 the net tangible book value of our shares of common stock was approximately $14,410 or approximately $0.005 per share based upon 3,000,000 shares outstanding.

Upon completion of this offering the net tangible book value of the 6,250,000 shares to be outstanding will be $79,410 or approximately $0.013 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part.

After completion of this offering you will own 52% of the total number of shares then outstanding for which you will have made cash investment of $65,000 or $0.02 per share. Our existing stockholder will own 48% of the total number of shares then outstanding, for which he will have made contributions of cash totaling $15,000 or $0.005 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDER:

     Price per share                                                 $    0.005
     Net tangible book value per share before offering               $    0.005
     Potential gain to existing shareholder                          $    0.008
     Net tangible book value per share after offering                $    0.013
     Increase to present stockholder in net tangible book
      value per share after offering                                 $    0.008
     Capital contributions                                           $   15,000
     Number of shares outstanding before the offering                 3,000,000
     Number of shares after offering                                  6,250,000
     Percentage of ownership after offering                                  48%

PURCHASERS OF SHARES IN THIS OFFERING:

     Price per share                                                 $     0.02
     Dilution per share                                              $    0.007
     Capital contributions                                           $   65,000
     Number of shares after offering held by public investors         3,250,000
     Percentage of capital contributions by existing shareholder          18.75%
     Percentage of capital contributions by new investors                 81.25%
     Percentage of ownership after offering                                  52%

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 3,250,000 shares of common stock on a self-underwritten basis. The offering price is $0.02 per share. Funds from this offering will be maintained in the separate bank account until we receive the total amount of $65,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account and will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the offering is not completed.

If we do not complete the offering within 90 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to you without interest or a deduction of any kind. Further, no fees, such as bank fees, will be paid out of the funds held in the separate bank account. During the 90 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not complete the offering in the 90 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 180 days. If the Board of Directors decides to extend the offering period we would inform investors that their money will be promptly returned unless the investors make an affirmative statement to us that they wish to subscribe to the extended offering. We must receive this affirmative statement prior to the original expiration date of the offering.

There are no finders fees involved in our distribution. Our officer and director, or affiliates thereof, will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not complete the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

     *    extension of the offering period beyond 180 days;
     *    change in the offering price;
     * change to allow sales to affiliates in order to meet the sales requirement;
     *    change in the application of the proceeds.

If the changes above occur, any new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through our officer and director. He will receive no commissions from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in
Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

Management and affiliates thereof will not purchase shares in this offering.

SECTION 15(g) OF THE EXCHANGE ACT - PENNY STOCK DISCLOSURE

Our shares are "penny stocks" covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $100,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While
Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

REGULATION M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We reserve the right to terminate this offering at anytime. We have not determined under what circumstances we would terminate the offering prior to the expiration of the offering period, however, we reserve the right to do so. Such termination will be solely at our discretion. Should we do so and have not completed the offering, your funds will be promptly returned to you.

We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement, a copy of which is included with the prospectus and deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to "Ameriwest Minerals Corp."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Nevada on May 30, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search of mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on the Key 1-4 mining claims, SW Goldfield Hills Area, Esmeralda County, Nevada, USA. We maintain our statutory registered agent's office at Resident Agents of Nevada, Inc., 711 S. Carson Street, Suite 4, Carson City, Nevada 89701 and our business office is located at 5135 Camino Al Norte, Suite 250, North Las Vegas, NV 89031. This is our mailing address as well. Our telephone number is (702) 974-0677.

There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause our plans to change.

SUMMARY

The Key property consists of four contiguous, located, lode mineral claims, Key 1-4 comprising a total of 82.64 acres. Ameriwest Minerals Corp., a Nevada, U.S.A. corporation is the beneficial owner of the mineral claims.

The mineral claim area is underlain by desert wash, colluvium, alluvial and playa deposits of Quaternary age.

The bedrock units that occur on the north and west sides of the mineral claims are Lower Cambrian age siltstones and Middle Tertiary age shale, siltstone, sandstone and tuff.

The underlying rock units on the mineral claims exhibit an east trending bulge, of low to moderate magnetic strength that could indicate a response to a younger, underlying intrusive body. Most or all of the mineral claims are drift or overburden covered and offer exploration potential. The geologist feels that the potential exists for movement of mineralizing fluids to have impregnated the older rock units. These fluids could emanate from deeper sources related to intrusive activity and travel along structurally prepared conduits in the underlying bedrock.

The mineral claim is favorably situated and may require geophysical surveys to determine in more detail its potential following the initial prospecting, mapping and reconnaissance soil geochemistry program. An exploratory drilling program could follow the Phase 1 - 3 surveys and be contingent upon positive results being obtained from the previous fieldwork.

The object of our initial exploration undertaking is to assess areas that may require more detailed investigations to assist in determining their economic significance.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations.

The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

CLAIMS

The Key mineral claims consist of 4 located mineral claims in one contiguous, 2 x 2 group that are listed as follows:

     Name           Area              Good to Date
     ----           ----              ------------
     Key 1          20.66 ac.         Sept. 1, 2007
     Key 2          20.66 ac.         Sept. 1, 2007
     Key 3          20.66 ac.         Sept. 1, 2007
     Key 4          20.66 ac.         Sept. 1, 2007

The beneficial owner of the above listed mineral claims is Ameriwest Minerals Corp.

                            [MAP SHOWING THE CLAIM]

LOCATION

The Key 1-4 mineral claims (see Figure 2) comprise a total of 82.64 acres. The mineral claim area may be located on the Esmeralda County 1:250,000 map sheet. At the center of the claim group, (4 post) the latitude is 37(degree) 30.553' N and the longitude is 117(degree) 12.014' W.

The claims are motor vehicle accessible from the Town of Goldfield, Nevada by traveling 15 miles south along US Highway 95 to the NV Highway 266 (Cottontail) cut-off. Turn right and head west for 0.2 miles on Hwy 266 to a good dirt road between line poles 3 and 4 and head northwest for 1 mile to road junction. Center post is 15 feet right of road junction.

                    [MAP SHOWING THE LOCATION OF THE CLAIM]

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

The Key property lies in the west central part of the State of Nevada southwest of the Town of Goldfield. The mineral claims are motor vehicle accessible from US Highway 95 by traveling south of the Town of Goldfield, NV for 15 miles to the Nevada Highway 266 and then traveling northwest for 1.2 miles to the property.

The area experiences about 4" - 8" of precipitation annually of which about 20% (in a cold year) may occur as a snow equivalent. This amount of precipitation suggests a climatic classification of arid to semi-arid. The summers can experience hot weather, middle 60's to 70's F(degree) average with high spells of 100+F(degree) while the winters are generally more severe than the dry belt to the west and can last from December through February. Temperatures experienced during mid-winter average, for the month of January, from the high 20's F(degree) to the low 40's F(degree) with low spells down to minus 20 F(degree).

The Town of Goldfield offers some of the necessary infrastructure required to base and carry-out an exploration program, (limited accommodations, communications, some equipment and supplies). The towns of Tonopah and Beatty to the north and south, respectively on US Hwy 95 and the NV Hwy 266 junction, offer a larger choice of the essentials required to carry-out exploration work in the mineral claim area. Larger or specialized equipment can be acquired in the City of Las Vegas lying 180 miles by paved road (Highway 95) to the south.

The physiography of the Key property is gently southeast sloping valley terrain bounded on the east and west at some distance by low, rounded mountainous ranges or hills. Much of this area with many broad open valleys hosts sagebrush, juniper and pinon, Joshua trees and cacti, such as the prickly pear growing as far north as Goldfield, NV.

The claim area ranges in elevation from 4,750' - 4,850' mean sea level. The physiographic setting of the property can be described as open desert in the valleys within a mosaic of rounded mountains in an interior plateau setting. The surface area has been altered both by some fluvial and more wind erosion and some depositional (drift cover) effects of in-filling and in situ or residual erosion. Thickness of drift cover in some valleys may vary considerably, but in the proximity of the Key property it is not thought to be very deep. Surface water occurrences are rare, springs are sparse and subsurface aquifers are accessed when needed by drilling wells where allowed.

HISTORY

The recorded mining history of the general area dates from the 1860's when prospectors passed through heading north and west. The many significant lode gold, silver and other mineral product deposits developed in the area was that of the Goldfield Camp, 1905; Coaldale, coal field, 1913; Divide Silver Mining District, 1921 and the Candalaria silver-gold mine which operated as an underground lode gold deposit in 1922 and again in the 1990's as an open cut, cyanide heap leach operation.

The mineral claims lie within a local area seen to contain gold and silver prospects. Although the geologist is unaware of any such mineral occurrences actually known to occur on the mineral claims it is thought to be a good area in which to conduct a mineral exploration program.

GEOLOGY

Regional Geology - The regional geology of Nevada is described as being underlain by all types of rock units. These appear to range from oldest to youngest in an east to west direction, respectively. Many of the oldest units are found to occur in the southeast corner of the State along the Colorado River. The bedrock units exhibit a north-south fabric of alternating east-west ranges and valleys. This feature may suggest E-W compression that may have expression as low angle thrust faults (see Figure 3a). Various types of faulting are recognized in many areas of Nevada and it often plays a large part in the emplacement of mineral occurrences and ore bodies.

Local Geology - The local geology about the Key property which is situated approximately 12 airmiles to the south of Goldfield, NV reveals a northeast trending, elongate assemblage of sedimentary (metamorphic) rock units of Lower Cambrian age. They are seen to lie in relatively close proximity to a number of Tertiary to Quaternary aged, volcanic and unconsolidated to consolidated sedimentary rock occurrences. Throughout this local area are a number of northeast trending high angle faults and some low angle northwesterly thrusting fault occurrences that could have set the stage for mineralizing fluids to have affected the underlying rock units.

Property Geology - The geology of the Key property area may be described as being covered by Quaternary desert wash, collovium, alluvium and playa deposits. This covered mineral claim area within a larger surrounding area of rock exposure and known mineral occurrences exhibits a good geological setting and could be considered a good target area in which to conduct mineral exploration. The outcrops partially surrounding or flanking the alluvial covered valley underlying the mineral claim area suggests mineral occurrences or structurally prepared covered bedrock could be sought after in those areas.

                       [MAP SHOWING THE REGIONAL GEOLOGY]

                               [AEROMAGNETIC MAP]

GLOSSARY

     AEROMAGNETIC SURVEY - a magnetic survey conducted from the air normally using a helicopter or fixed-wing aircraft to carry the detection instrument and the recorder.

     ALLUVIAL - unconsolidated sediments that are carried and hence deposited by a stream or river. In the southwest USA most in filled valleys often between mountain ranges were deposited with alluvium.

     ANDESITIC TO BASALTIC COMPOSITION - a range of rock descriptions using the chemical make-up or mineral norms of the same.

     APHANITIC - fine grained crystalline texture.

     BLIND-BASIN - a basin practically closed off by enveloping rock exposures making the central portion of unconsolidated alluvial basin isolated.

     COLLUVIUM - loose, unconsolidated material usually derived by gravitational means, such as falling from a cliff or scarp-face and often due to a sort of benign erosion such as heating and cooling in a desert environment.

     DESERT WASH - out-wash in dry (desert) or arid areas of colluvium or alluvial material accumulated on the sides of valleys or basin channels by often irregular and violent water flow, i.e. flash floods.

     ELONGATE BASIN - a longer than wide depression that could be favorable to in-filling by material from adjacent eroding mountains.

     FORMATION - the fundamental unit of similar rock assemblages used in stratigraphy.

     INTERMONTANE BELT - between mountains (ranges), a usually longer than wide depression occurring between enclosing mountain ranges that supply the erosional material to infill the basin.

     LODE MINERAL CLAIM (NEVADA) - with a maximum area contained within 1500' long by 600' wide = 20.66 acres.

     NUEES ARDANTE OR LADU - an extremely hot, gaseous, somewhat horizontally ejected lava, often from near the summit that accentuates the downward flow or "glowing avalanche" because of its mobility.

     OVERBURDEN OR DRIFT COVER - any loose material which overlies bedrock.

     PLAGIOCLASE FELDSPAR - a specific range of chemical composition of common or abundant rock forming silicate minerals.

     PLAYA - the lowest part of an intermontane basin which is frequently flooded by run-off from the adjacent highlands or by local rainfall.

     PLUTONIC, IGNEOUS OR INTRUSIVE ROCK - usually a medium to coarser grain sized crystalline rock that generally is derived from a sub-surface magma and then consolidated, such as in dykes, plugs, stocks or batholiths, from smallest to largest.

     PORPHYRITIC IN AUGITE PYROXENE - Large porphyroblasts or crystals of a specific rock-forming mineral, i.e. augite occurring within a matrix of finer grained rock-forming minerals. QUARTERNARY - the youngest period of the Cenozoic era.

     SNOW EQUIVALENT - Approximately 1" of precipitation (rain) = 1' snow.

     SYENITE - Coarse grained, alkalic, low in quartz intrusive rock.

     TRACHYTE - fine grained or glassy equivalent of a syenite.

     VOLCANICLASTIC - Angular to rounded particles of a wide range of size within (a welded) finer grain-sized matrix of volcanic origin.

SUPPLIES

Supplies and manpower are readily available for exploration of the property.

OUR PROPOSED EXPLORATION PROGRAM

Detailed prospecting, mapping and reconnaissance geochemical surveys of the claim area should be undertaken if and when the Company is in a position to do so. A three phase exploration proposal and cost estimate is recommended with the understanding that consecutive phases are contingent upon positive and encouraging results being obtained from each preceding phase. Please refer to the Plan of Operation section of this prospectus for a more detailed discussion of the exploration program.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations.

Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material. We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

The costs of our work program were provided by James P. McLeod, P.Geo. He estimated the cost of prospecting, mapping, wages, soil geochemical sampling, assaying, truck rentals, sustenance, gas etc. and contingency costs to be $57,000. We have no relationship with Mr. McLeod. We will begin exploration activity after this public offering is completed.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for a gold or silver deposit. We may or may not find an ore body. We hope we do, but it is impossible to predict the likelihood of such an event. In addition, the nature and direction of the exploration may change depending upon initial results. Because we have not found economic mineralization, it is impossible to project future revenue generation.

COMPETITIVE FACTORS

The gold and silver mining industry is fragmented, that is there are many, gold and silver prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold or silver on the property or not. If we do not, we will cease or suspend operations. We are an infinitely small participant in the gold and silver mining market. Readily available markets exist in the United States and around the world for the sale of gold and silver. Therefore, we believe we will be able to sell any gold or silver that we are able to recover.

REGULATIONS

Our exploration programs in Nevada are subject to state and federal regulations regarding environmental considerations. All operations involving the exploration for the production of minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of streams and fresh water sources, odor, noise, dust and other environmental protection controls adopted by federal, state and local governmental authorities as well as the rights of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming and may delay commencement or continuation of exploration or production operations. Future legislation may significantly emphasize the protection of the environment, and, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as further interpretation of existing laws in the United States, may require substantial increases in equipment and operating costs and delays, interruptions, or a termination of operations, the extent of which cannot be predicted. Environmental problems known to exist at this time in the United States may not be in compliance with regulations that may come into existence in the future. This may have a substantial impact upon the capital expenditures required of us in order to deal with such problem and could substantially reduce earnings.

The regulatory bodies that directly regulate our activities are the Bureau of Land Management (Federal) and the Nevada Department of Environmental Protection (State).

MINING CLAIMS

We are in compliance with all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations.

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

Our geologist will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We would be required to comply with the laws of the State of Nevada. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

SUBCONTRACTORS

We intend to use the services of a geologist, who will supervise the subcontractors for exploration work on our properties.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, we have no full-time employees. Our officer and director is a part-time employee and currently devotes about 10% - 15% of his time or four to six hours per week to our operation. Our officer and director does not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Our officer and director will handle our administrative duties. The Company has had preliminary discussions with a geologist concerning the exploration work and will probably enter into an agreement with him to manage our exploration project once we receive funding.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

PLAN OF OPERATION

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others. We must raise cash to implement our project and stay in business. If we raise the amount of money in this offering, we believe it, together with the purchase of shares by the director ($15,000 in share purchase) will last a minimum of twelve months.

We will be conducting research in the form of exploration of the property. We are not going to buy or sell any plant or significant equipment during the next twelve months.

Our exploration target is to find an ore body containing gold or silver. Our success depends upon finding mineralized material. This includes a determination by our geologist if the property contains reserves. We have not selected a geologist as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, except as noted herein, the property has never been mined.

Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

Detailed prospecting, mapping and reconnaissance geochemical surveys of the claim area should be undertaken if and when the Company is in a position to do so. The following three phase exploration proposal and cost estimate is offered with the understanding that consecutive phases are contingent upon positive and encouraging results being obtained from each preceding phase:

PHASE 1

Detailed prospecting, mapping and soil geochemistry.
The program is expected to take four weeks to complete
including the turn around time on sample analyses. The
estimated cost for this program is all inclusive                  $ 8,500

PHASE 2

Magnetometer and VLF electromagnetic, grid controlled
surveys over the areas of interest determined by the
Phase 1 survey. The program is expected to take two
weeks to complete. The estimated cost includes
transportation, travel, accommodation, board, grid
installation, two geophysical surveys, maps and report              8,500

PHASE 3

Induced polarization survey over grid controlled
anomalous areas of interest outlined by Phase 1&2
programs. Hoe or bulldozer trenching, mapping and
sampling of bedrock anomalies. Includes assays, maps
and reports                                                        40,000
                                                                  -------

                                              Total               $57,000
                                                                  =======

We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologist will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must conduct the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that the funds raised from this offering will allow us to operate for one year.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans.

We have discussed this matter with our officer and director and Mr. Diakow has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the property should mineralized material not be found thereon. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. The funds raised in this offering, together with the funds from the director's purchase of shares, will allow the company to operate for a minimum of one year. Other than as described in this paragraph, we have no other financing plans.

We acquired one property containing one mining claim. The property is staked and we expect to start exploration operations after completion of this offering. As of the date of this prospectus we have yet to begin operations and therefore we have yet to generate any revenues.

Since inception we have issued 3,000,000 of common stock pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933 on May 30, 2007. The purchase price of the shares was $15,000 or $0.005 per share. This was accounted for as an acquisition of shares for cash by the director.

As of May 31, 2007 our total assets were $15,000 and our total liabilities were $590.

                             DESCRIPTION OF PROPERTY

The Company's corporate offices are located at 5135 Camino Al Norte, Suite 250, North Las Vegas, NV 89031. Record title to the Key 1-4 Mineral Claims, SW Goldfield Hills Area, Esmeralda County, Nevada, USA property upon which we intend to conduct exploration activities is held in our name. We intend to explore for gold and silver on the property.

                         OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                                   MANAGEMENT
OFFICERS AND DIRECTORS

Directors serve until his or her successor is elected and qualified. Officers are elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name and Address                    Age                     Position(s)
----------------                    ---                     -----------
S. Gerald Diakow                    58       President, Secretary, Treasurer, Principal Executive
5135 Camino Al Norte, Suite 250              Officer, Principal Financial Officer, Principal Accounting
North Las Vegas, NV  89031                   Officer & Sole Director

BACKGROUND OF OUR OFFICER AND DIRECTOR

S. Gerald Diakow has been our President, Secretary, Treasurer, Principal Financial Officer, Principal Executive Officer, Principal Accounting Officer and Sole Director since inception.

Mr. Diakow has worked in the natural resource industry for the past 41 years.

April 2007 - Present - Director of IDG Holdings, a BC mineral exploration corporation, trading on the TSX Exchange under the symbol "IDG".

2001 - Present - Director of Trilogy Metals Inc, a BC mineral exploration corporation, trading on the CDNX Exchange under the symbol "TRG"

1997 - Present - Self-employed geologist and prospector in the business of researching metal commodities, mineral occurrences and mining property opportunities. Acquiring properties that were then up-graded by contracting and financing early stage exploration and preparing comprehensive reports prior to vending projects to established mining companies.

In January 1998 incorporated and was the president of COMPANIA MINERA PACIFICA (THE PACIFIC MINING COMPANY) a registered mining company in Honduras, Central America.

1990 - 1996 - President of Pacific Gillnetters Association in the province of British Columbia, an elected position representing 1,500 independent commercial fishing vessel owners.

1990 - 1997 - British Columbia Provincial Government appointed Executive Director of the B.C. Salmon Marketing Council whose duties included researching and writing promotional and technical editorials relating the Salmon Marketing Boards activities in furthering commercial fisherman's interests. Representing B.C. gillnetters interests in trade missions to Japan and Germany. Participated in Canadian Government briefings and debriefings relating to the commercial fishing industry on the Pacific Coast.

1985 - 1997 - Active as a geological contractor in western Canada specializing in winter exploration and geophysical surveys.

1972 - 1985 - Employed by international mining companies Union Carbide Mining Exploration Canada (field engineer), Canadian Superior Mining Exploration (scientific technician) and Anaconda Mining Exploration (draftsman).

1966 - 1970 attended Vancouver City College and the University of British Columbia completing courses leading to a B.Sc in chemistry.

1971-72 Studied Civil and Structural Engineering at British Columbia Institute of Technology.

CONFLICTS OF INTEREST

We believe that our officer and director may be subject to conflicts of interest. The conflicts of interest arise from his being unable to devote full time to our operations.

No policy has been implemented or will be implemented to address conflicts of interest.

In the event our officer and director resigns from his position, there will be no one to run our operations and our operations will be suspended or cease entirely.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by us from inception on November 3, 2006 through to December 31, 2006 for each or our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

                           Summary Compensation Table

 Name &
Principal                                 Stock    Options   All other
Position     Year  Salary($)  Bonus($)  Awards($)  Awards($)  Comp.($)  Total($)
--------     ----  ---------  --------  ---------  ---------  --------  --------

SG Diakow    2007     0          0          0          0          0         0
President &
Director

We have not paid any salaries and we do not anticipate paying any salaries at any time in 2007. We will not begin paying salaries until we have adequate funds to do so.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

Our director does not receive any compensation for serving on the board of directors.

As of the date hereof, we have not entered into employment contracts with officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

INDEMNIFICATION

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                              PRINCIPAL SHAREHOLDER

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the ownership will be assuming completion of the sale of shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                    Number of
                                     Shares        Number of      Percentage of
Name and Address                   Before the    Shares After    Ownership After
Beneficial Ownership [1]            Offering       Offering        the Offering
------------------------            --------       --------        ------------

S. Gerald Diakow                    3,000,000      3,000,000           48%
5135 Camino Al Norte, Suite 250
North Las Vegas, NV  89031

All Officers and Directors          3,000,000      3,000,000           48%
as a Group (1 person)

----------
[1] The person named above is a "promoter" as defined in the Securities Exchange Act of 1934. Mr. Diakow is the only "promoter" of our company.

FUTURE SALES BY EXISTING STOCKHOLDER

A total of 3,000,000 shares of common stock were issued to our officer and director in May 2007. The 3,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. A total of 3,000,000 shares of our stock are currently owned by our officer and director. If he sells his stock into the market, the sales may cause the market price of the stock to drop.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our present stockholder will own 48% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

As of yet we have not hired a stock transfer agent. We expect to do so after we have completed the offering.

                              CERTAIN TRANSACTIONS

On May 30, 2007, S. Gerald Diakow, our president, acquired 3,000,000 shares of our common stock, for cash proceeds of $15,000. The 3,000,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

Our officer and director is our only promoter. He has not received, nor will he receive, anything of value from us, directly or indirectly in his capacity as promoter.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements for the period from inception (May 30, 2007) to May 31, 2007 included in this prospectus have been audited by John C. Malone, JD, CPA of Malone & Bailey, Certified Public Accountants as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

Gary L. Blum, Esq., Attorney at Law, has acted as our legal counsel.

                              FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by John C. Malone of Malone & Bailey, Certified Public Accountants.

Our financial statements immediately follow.


      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Ameriwest Minerals Corp.
North Las Vegas, NV
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Ameriwest Minerals Corp. (an exploration stage company) as of May 31, 2007 and the related statement of expenses, stockholders' equity, and cash flows for the period of inception (May 30, 2007) through May 31, 2007. These financial statements are the responsibility of Ameriwest Mineral Corp.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ameriwest Minerals Corp. for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Ameriwest Minerals Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, Ameriwest Minerals Corp. suffered losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Malone & Bailey, P.C.
-------------------------------
Malone & Bailey, P.C.
www.malone-bailey.com
Houston, TX
June 20, 2007

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                        As of
                                                                        May 31,
                                                                         2007
                                                                       --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $ 15,000
                                                                       --------

                                                                       $ 15,000
                                                                       ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Related party accounts payable                                       $    590
                                                                       --------

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 75,000,000 shares
   authorized; 3,000,000 shares issued and outstanding                    3,000
  Additional paid-in capital                                             12,000
  Deficit accumulated during exploration stage                             (590)
                                                                       --------
TOTAL STOCKHOLDERS' EQUITY                                               14,410
                                                                       --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $ 15,000
                                                                       ========


                       See Notes to Financial Statements

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                              Statement of Expenses
--------------------------------------------------------------------------------

                                                                    May 30, 2007
                                                                    (inception)
                                                                      through
                                                                    May 31, 2007
                                                                    ------------

GENERAL & ADMINISTRATIVE EXPENSES                                   $       590
                                                                    -----------

NET LOSS                                                            $      (590)
                                                                    ===========

BASIC AND DILUTED NET LOSS PER SHARE                                $     (0.00)
                                                                    ===========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                           3,000,000
                                                                    ===========


                       See Notes to Financial Statements

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
               From May 30, 2007 (Inception) through May 31, 2007
--------------------------------------------------------------------------------

                                                                                      Deficit
                                                                                    Accumulated
                                                           Common     Additional      During
                                              Common       Stock       Paid-in      Exploration
                                              Stock        Amount      Capital         Stage         Total
                                              -----        ------      -------         -----         -----
Stock issued for cash at inception
on May 30, 2007 @ $0.005 per share           3,000,000     $ 3,000     $ 12,000                    $ 15,000

Net loss, May 31, 2007                                                                  (590)          (590)
                                            ----------     -------     --------       ------       --------

BALANCE, MAY 31, 2007                        3,000,000     $ 3,000     $ 12,000       $ (590)      $ 14,410
                                            ==========     =======     ========       ======       ========



                       See Notes to Financial Statements

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                    May 30, 2007
                                                                    (inception)
                                                                      through
                                                                    May 31, 2007
                                                                    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                  $   (590)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Increase (decrease) in Accounts Payable                               590
                                                                     --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock for cash                                    15,000
                                                                     --------

NET INCREASE IN CASH                                                   15,000

CASH AT BEGINNING OF PERIOD                                                --
                                                                     --------
CASH AT END OF YEAR                                                  $ 15,000
                                                                     ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                           $     --
  Income Taxes                                                       $     --


                       See Notes to Financial Statements

                            AMERIWEST MINERALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF MAY 31, 2007


NOTE 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Ameriwest Minerals Corp. was incorporated in Nevada on May 30, 2007. Ameriwest is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard No.7 "Accounting and Reporting for Development Stage Enterprises." Ameriwest's principal business is the acquisition and exploration of mineral resources. Ameriwest is in the process of acquiring a series of mining claims for exploration.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings Per Share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the period ended May 31, 2007, there were no potentially dilutive securities outstanding.

Cash and Cash Equivalents. For purposes of the statement of cash flows, Ameriwest considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of May 31, 2007, cash consisted of two cashier checks payable to Ameriwest from the sole shareholder.

Mineral Property Costs. Ameriwest has been in the exploration stage since its formation on May 30, 2007 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Financial Instruments. Financial instruments, which include cash, accrued liabilities and due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Income Taxes. Ameriwest recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Ameriwest provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Recently Issued Accounting Pronouncements. Ameriwest does not expect the adoption of recently issued accounting pronouncements to have a significant impact on their results of operations, financial position or cash flow.

NOTE 2. GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies Ameriwest will continue to realize its assets and discharge its liabilities in the normal course of business. Ameriwest has never generated revenues since inception and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of Ameriwest as a going concern is dependent upon the continued financial support from its shareholders, the ability of Ameriwest to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of May 31, 2007, Ameriwest has accumulated losses of $590 since inception. These factors raise substantial doubt regarding Ameriwest's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Ameriwest be unable to continue as a going concern.

NOTE 3.  COMMON STOCK

On May 30, 2007, Ameriwest issued 3,000,000 common shares at $0.005 per share or $15,000.

NOTE 4.  INCOME TAXES

Ameriwest uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2007, Ameriwest incurred a net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $590 at May 31, 2007, and will expire in 2027.

At May 31, 2007, deferred tax assets consisted of the following:


     Deferred Tax Asset              $    201
     Valuation Allowance                 (201)
                                     --------
     Net Deferred Tax Asset          $     --
                                     ========

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Ameriwest Minerals Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering all of which are to be paid by the registrant, are as follows:

     SEC Registration Fee                  $     2
     Printing Expenses                          98
     Accounting Fees and Expenses            2,200
     Legal Fees and Expenses                 2,500
     Transfer Agent Fees                       700
                                           -------
     TOTAL                                 $ 5,500
                                           =======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception of the Company on May 30, 2007, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address                     Date           Shares        Consideration
----------------                     ----           ------        -------------
S. Gerald Diakow                  May 30, 2007    3,000,000      Cash of $15,000
5135 Camino Al Norte, Suite 250
North Las Vegas, NC  89031

We issued the foregoing restricted shares of common stock to our officer and director pursuant to section 4(2) of the Securities Act of 1933. He is a sophisticated investor, officer and director of our company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

                                    EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

  Exhibit No.                      Document Description
  -----------                      --------------------

     3.1       Articles of Incorporation.
     3.2       Bylaws.
     5.1 Opinion of Gary L. Blum, Esq. regarding the legality of the securities being registered.
     23.1      Consent of Malone & Bailey, Certified Public Accountants
     23.2      Consent of Gary L. Blum, Esq. (see exhibit 5.1)
     23.3      Consent of James P. McLeod, P. Geo. (see section 19.0 of exhibit
               99.1)
     99.1      Geology Report

                                  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Las Vegas, NV on this 7th day of August, 2007.

                                    AMERIWEST MINERALS CORP.


                                    BY: /s/ S. Gerald Diakow
                                       ---------------------------------------
                                       S. Gerald Diakow,
                                       President, Principal Executive Officer,
                                       Principal Financial Officer,
                                       Principal Accounting Officer &
                                       Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                                 Title                                    Date
      ---------                                 -----                                    ----

/s/ S. Gerald Diakow                President, Principal Executive Officer,          August 7, 2007
---------------------------         Principal Financial Officer,
 S. Gerald Diakow                   Principal Accounting Officer, and
                                    Sole Director